UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2019

GB Sciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Phone: (844) 843-2569

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 5.02 Departure and Appointment of Certain Officers.

On September 1, 2019, the Registrant, GB Sciences, Inc. (“GB Sciences” or “Company”), and Ksenia Griswold terminated their relationship wherein Ms. Griswold had been serving as an executive officer of the GB Sciences in the capacity of Chief Financial Officer and Chief Operating Officer.  GB Sciences is appreciative of the contribution Ms. Griswold made to the Company and wishes her every success in the future.

On September 5, 2019, the Board of Directors appointed Zach Swarts Interim Chief Financial Officer.  Mr. Swarts has served as the Company’s director of finance and accounting since October 2017. Prior to his employment with the Company, he worked for Swarts & Swarts, CPAs as the manager of the forensic accounting and litigation support department from April 2016 to October 2017. From January 2014 to April 2016, he worked in the Las Vegas, Nevada office of Ernst & Young, LLP, where he was an audit senior at the time of his departure.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc.

Dated: September 6, 2019	By:	/s/ John Poss
John Poss
Chief Executive Officer